Exhibit 99.1
Cereplast Reports Third Quarter 2011 Results
- Reports gross margins of 16.7%, representing a sequential increase of 460 basis points -
EL SEGUNDO, Calif. — November 14, 2011 — Cereplast, Inc. (NASDAQ: CERP), a leading manufacturer of proprietary biobased, compostable and sustainable plastics, reported financial results for its third quarter ended September 30, 2011.
“Demand for bioplastic resin remains very strong as a result of new legislation across Europe; however, macro-economic factors impacted the company during the third quarter,” stated Frederic Scheer, chairman and chief executive officer. “The European financial crisis has precipitated, leading to longer payment terms than typical for even Europe. While the quality of the receivables remains high, the length is unacceptable, and we have taken action. In addition to aggressive collections, we implemented more stringent controls for customer orders and stopped shipments to customers with account balances aged beyond 150 days.”
“Although this impacted our revenue in the near term, we are confident in our ability to drive long term growth. In fact to meet increasing demand, we secured an Italy-based manufacturing plant to broaden our reach. In addition, we extended our agreement with Italy-based Colortec S.r.l to supply bioplastic resin to the Italian marketplace. Meanwhile, our disciplined pricing strategy has been well accepted. As a result, we sequentially increased our third quarter 2011 gross margins by 460 basis points to 16.7%, positioning us to exit the year with margins in the 20% range.”
Recent Operating Highlights
•	Raised $5.0 million in a registered direct offering.
•	Extended its agreement with Italy-based Colortec S.r.l, to supply bioplastic resin to the Italian and Slovenian markets. Under the terms of the agreement, Colortec is projecting to purchase $20 million of materials in 2012.
•	Purchased an Italy-based industrial plant to create efficiencies and to continue expansion in the European market.
•	Appointed bioplastics expert Dr. Michael Thielen as ombudsman for the new bioplastics symbol; Thielen will oversee all matters related to the usage and licensing requirements surrounding the symbol.
Financial Results Third Quarter 2011
For the third quarter of 2011, net sales were $5.4 million, compared to $1.5 million for the third quarter of 2010. This increase reflects growth in order flow, relating to the growing demand for bioplastics. Gross profit for the third quarter of 2011 was $894,000, or a 16.7% gross margin, compared to 25.2% for the third quarter of 2010 and 12.1% in the second quarter of 2011. The expected year-over-year gross margin decrease reflects the company’s stated strategy to offer introductory pricing to certain key customers while Cereplast strives to gain critical mass, and the sequential gross margin improvement reflects operational efficiencies, and positive pricing trends. Third quarter 2011 net loss was $3.6 million, or $0.23 per share, compared to a net loss of $2.2 million, or $0.17 per share in the same period a year ago.

Nine Months Ended September 30, 2011 Financial Results
Net sales for the first nine months of 2011 were $20.2 million, compared to $2.4 million for the same period a year ago. Gross profit was $2.5 million, or 12.5% of net sales, compared to $671,000, or 27.4% for the same period a year ago. Net loss was $7.7 million, or $0.50 per share, compared to a net loss of $5.6 million, or $0.49 per share in the same period a year ago.
Net cash used in operating activities for the nine months ended September 30, 2011 was $22.2 million, compared to $5.3 million for the same period in 2010, reflecting the increase in accounts receivable amounts.
At September 30, 2011, total cash and cash equivalents were $4.0 million, compared to $2.4 million at December 31, 2010. At September 30, 2011, working capital reached $21.4 million, compared to $5.2 million at December 31, 2010. Shareholders’ equity at September 30, 2011 was $11.3 million, compared to $6.9 million at December 31, 2010.
Outlook
Management expects to report revenue for 2011 in the range of $25.0 million to $28.0 million, representing a significant increase over its 2010 net sales of $6.3 million. In addition, management expects to exit the year with gross margins of 20% or higher.
Conference Call
The company will conduct a conference call and live webcast on November 14, 2011 at 2:00 p.m. PDT (5:00 p.m. EDT), to discuss its third quarter 2011 financial results. Participants include Frederic Scheer, Chairman and Chief Executive Officer, and Heather Sheehan, Chief Financial Officer.
To join the live conference call five to ten minutes prior to the scheduled conference call time, please dial: 877-312-5508. International callers should dial 253-237-1135. A live webcast and archive of the call will also be available on the Investor Relations section of Cereplast’s website at www.cereplast.com. If you are unable to participate in the call at this time, a telephonic replay will be available for three days starting two hours after the conclusion of the call. To access the telephonic replay, dial 855-859-2056, international callers dial 404-537-3406, and enter the Conference ID 20491688.
About Cereplast, Inc.
Cereplast, Inc. (NASDAQ:CERP) designs and manufactures proprietary biobased, sustainable plastics which are used as substitutes for traditional plastics in all major converting processes — such as injection molding, thermoforming, blow molding and extrusions — at a pricing structure that is competitive with traditional plastics. On the cutting-edge of biobased plastic material development, Cereplast now offers resins to meet a variety of customer demands. Cereplast Compostables® resins are ideally suited for single-use applications where high biobased content and compostability are advantageous, especially in the food service industry. Cereplast Sustainables® resins combine high biobased content with the durability and endurance of traditional plastic, making them ideal for applications in industries such as automotive, consumer electronics and packaging. Learn more at www.cereplast.com. You may also visit the Cereplast social networking pages at Facebook.com/Cereplast, Twitter.com/Cereplast and Youtube.com/Cereplastinc.

Safe Harbor Statement
Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.
Contacts:

Cereplast, Inc.	LHA
Public Relations	Investor Relations
Nicole Cardi	Mary Magnani
(310) 615-1900 x154	(415) 433-3777
ncardi@cereplast.com	cereplast@lhai.com
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CEREPLAST, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares data)

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current Assets
Cash	$4,030	$2,391
Accounts Receivable, Net	19,119	5,289
Inventory, Net	3,486	1,392
Prepaid Expenses and Other Current Assets	1,593	65

Total Current Assets	28,228	9,137

Property and Equipment
Property and Equipment	7,007	5,564
Accumulated Depreciation and Amortization	(2,894)	(2,213)

Property and Equipment, Net	4,113	3,351

Other Assets
Restricted Cash	43	43
Deferred Loan Costs	1,459	266
Intangible Assets, Net	160	173
Deposits	49	14

Total Other Assets	1,711	496

Total Assets	$34,052	$12,984

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$3,207	$2,567
Accrued Expenses	2,095	1,251
Capital Leases, Current Portion	36	9
Loan Payable, Current Portion	1,504	149

Total Current Liabilities	6,842	3,976

Long-Term Liabilities
Loan Payable	3,318	2,119
Convertible Subordinated Notes	12,500	—
Capital Leases, Long-Term	59	—

Total Long-Term Liabilities	15,877	2,119

Total Liabilities	22,719	6,095

Equity
Shareholders’ Equity
Preferred Stock, $0.001 par value; 5,000,000 shares authorized and none outstanding	—	—
Common Stock, $0.001 par value; 495,000,000 shares authorized; 15,793,553 and 12,992,195 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	16	13
Additional Paid in Capital	61,992	49,737
Accumulated Deficit	(50,658)	(42,933)
Accumulated Other Comprehensive Income	(21)	72

Total Shareholders’ Equity	11,329	6,889
Noncontrolling Interests	4	—

Total Equity	11,333	6,889

Total Liabilities and Shareholders’ Equity	$34,052	$12,984

CEREPLAST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
(unaudited, in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010

GROSS SALES	$5,414	$1,515	$20,849	$2,519
Sales Discounts, Returns and Allowances	(45)	(2)	(628)	(70)

NET SALES	5,369	1,513	20,221	2,449

COST OF SALES	4,475	1,132	17,701	1,778

GROSS PROFIT	894	381	2,520	671

Research and Development	280	106	789	302
Selling, General and Administrative	3,689	2,233	8,457	5,432

LOSS FROM OPERATIONS BEFORE OTHER EXPENSES	(3,075)	(1,958)	(6,726)	(5,063)

OTHER EXPENSES
Restructuring Costs	—	(275)	—	(586)
Interest Expense, Net	(513)	1	(999)	—

TOTAL OTHER EXPENSE, NET	(513)	(274)	(999)	(586)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(3,588)	(2,232)	(7,725)	(5,649)

Provision for Income Taxes	—	—	—	—

NET LOSS	(3,588)	(2,232)	(7,725)	(5,649)

OTHER COMPREHENSIVE INCOME
Gain (Loss) on Foreign Currency Translation	(54)	52	(93)	52

TOTAL COMPREHENSIVE LOSS	$(3,642)	$(2,180)	$(7,818)	$(5,597)

BASIC AND DILUTED LOSS PER SHARE	$(0.23)	$(0.17)	$(0.50)	$(0.49)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	15,778	12,925	15,470	11,400

CEREPLAST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands, except shares data)

	Nine Months Ended
	September 30,	September 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(7,725)	$(5,649)
Adjustment to Reconcile Net Loss to Net Cash Used in Operating Activities
Depreciation and Amortization	694	588
Allowance for Doubtful Accounts	1,780	33
Common Stock Issued for Services, Salaries and Wages	874	1,333
Amortization of Loan Discount	57	—
Loss on Disposal of Leasehold Improvements	—	15
Impairment of Intangible Assets	64	—
Changes in Operating Assets and Liabilities
Accounts Receivable	(15,609)	(1,263)
Deferred Loan Costs	223	—
Inventory	(2,095)	(210)
Deposits	(35)	56
Prepaid Expenses and Other Current Assets	(1,514)	92
Restricted Cash	—	(43)
Accounts Payable	269	(315)
Accrued Expenses	864	58

NET CASH USED IN OPERATING ACTIVITIES	(22,153)	(5,305)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property and Equipment, and Intangibles	(1,290)	(184)

NET CASH USED IN INVESTING ACTIVITIES	(1,290)	(184)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on Capital Leases	(13)	(23)
Proceeds from Capital Leases	96	—
Noncontrolling Interest Activities	4	—
Payments made on Notes Payable	—	(59)
Proceeds from Loan Payable, Net of Loan Costs	2,500	20
Proceeds from Convertible Subordinated Notes, Net of Issuance Costs	11,225	—
Proceeds from Issuance of Common Stock and Subscriptions, Net of Issuance Costs	11,363	7,507

NET CASH PROVIDED BY FINANCING ACTIVITIES	25,175	7,445

FOREIGN CURRENCY TRANSLATION	(93)	52

NET INCREASE IN CASH	1,639	2,008

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,391	1,306

CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,030	$3,314